UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 11, 2005

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 S. Patterson Blvd.

Dayton, Ohio 45479

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On July 11, 2005, NCR Corporation (the “Company”) entered into a letter agreement with James M. Ringler relating to his temporary service as President and interim Chief Executive Officer (“CEO”) of the Company (the “Employment Agreement”). The Employment Agreement provides that Mr. Ringler will serve in this position until his replacement by a new President and Chief Executive Officer of the Company (the “Term”) subject to earlier termination at will by the Company’s Board of Directors or Mr. Ringler. As previously reported, Mr. Ringler, an NCR director since November 1, 2003, has served as the Company’s President and interim CEO since March 30, 2005.

Under the terms of this agreement, Mr. Ringler will receive an annual base salary of $1,000,000 to be prorated based on the length of the Term. He will also be entitled to receive an annual bonus under the NCR Management Incentive Program for Executive Officers (“MIP”). For 2005, Mr. Ringler’s MIP award is based on the same performance objectives as previously established in 2005 by the Compensation and Human Resource Committee of the Board (the “Committee”) for the Company’s former CEO, as disclosed by the Company in a Current Report on Form 8-K, dated January 25, 2005. Mr. Ringler’s 2005 MIP award has a targeted incentive opportunity of 100% of his annual base salary ($1,000,000), and ranges from 0% if the target objective is not met to a maximum award of 200% ($2,000,000) of his annual base salary, to be prorated for the length of the Term. The Bonus will be paid in options to purchase NCR stock that will vest immediately with a ten-year term and include a non-competition/non-solicitation provision.

Under the Employment Agreement, the Company agreed to grant Mr. Ringler options to purchase 52,610 shares of the Company’s common stock, subject to the terms and conditions of the stock option agreement attached as Exhibit 10.2 hereto (the “Stock Option Agreement”). Two-thirds of these options will vest immediately on the date of grant, and the remaining third will vest on a monthly basis over a three month period starting August 1, 2005. Under the Stock Option Agreement, Mr. Ringler’s options are exercisable for a ten-year term, and include a non-competition/non-solicitation provision.

In addition, under the Employment Agreement, Mr. Ringler is entitled to receive certain benefits relating to his travel and living expenses. Specifically, the Company is paying for the cost of his temporary housing in Dayton, Ohio, and related living and travel expenses. He is also permitted to use the Company’s aircraft for travel to and from his Florida residence and elsewhere as needed. Mr. Ringler may have personal use of such aircraft on an availability basis, provided that such use does not exceed $35,000 in imputed income to him. The Company has agreed to provide Mr. Ringler a tax gross-up payment to cover any such imputed income.

Under the Employment Agreement, the Company also agreed to indemnify Mr. Ringler for any Ohio state or local income taxes that may be owed by him on certain income earned from his former employer. Likewise, Mr. Ringler has agreed that he will use his best efforts to avoid any such taxes.

Copies of the Employment Agreement and Stock Option Agreement are filed with this report as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description of Exhibits
10.1	Employment Agreement with James M. Ringler, dated July 11, 2005.

10.2	Stock Option Agreement with James M. Ringler, dated July 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCR CORPORATION

Date: July 13, 2005	By:	/s/ Jonathan S. Hoak
Jonathan S. Hoak
Senior Vice President, General Counsel, and Secretary

Index to Exhibits

Exhibit No.	Description
10.1	Employment Agreement with James M. Ringler, dated July 11, 2005

10.2	Stock Option Agreement with James M. Ringler, dated July 11, 2005.